Exhibit 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE – January 7, 2015

Vornado Completes Modification of Montehiedra Debt

PARAMUS, NEW JERSEY….VORNADO REALTY TRUST (NYSE:VNO) announced today, the modification of the $120 million, 6.04% mortgage loan secured by its Montehiedra Town Center, in the San Juan area of Puerto Rico.  The loan has been extended from July 2016 to July 2021 and separated into two tranches: a senior $90 million position, with interest at 5.33% to be paid currently, and a junior $30 million position, with interest at 3.00% to accrue.

As previously announced, Montehiedra Town Center subject to the loan, will be included in a spin-off into Urban Edge Properties (“UE”) on January 15, 2015.  As part of the planned redevelopment of the property, UE is committed to fund $20 million through a loan for leasing and building capex of which $8 million has been funded.  This loan will be senior to the $30 million position noted above and accrue interest at 10%.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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